UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 26, 2007

QPC LASERS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-28153	20-1568015
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

15632 Roxford Street, Sylmar, California		91342
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (818) 986-0000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On November 26, 2007, QPC Lasers, Inc. (the “Company”) entered into a Joint Development and Supply Agreement dated as of November 21, 2007 (the “Agreement” and attached hereto as Exhibit 10.37), by and between the Company and an international manufacturer of optical components (the “Purchaser”). The Agreement provides for the development of Red-Green-Blue Lasers (“RGB Lasers”) suitable for use in Rear Projection Televisions (“RPTV”).

Under the Agreement, the Company is entitled to receive an aggregate of approximately One Million One Hundred Fifty Thousand Dollars ($1,150,000) upon achieving designated development milestones related to the RGB Lasers. Additionally, the Agreement provides that the Purchaser will acquire from the Company RGB Lasers for an aggregate purchase price of approximately Eleven Million Three Hundred and Ten Thousand Dollars ($11,310,000) over a period ending on June 30, 2011. This purchase order becomes non-cancelable once the Company has produced RGB Lasers that conform with the agreed specifications.

The Agreement further provides that the Company shall supply RGB Lasers for use in RPTV exclusively to the Purchaser, and the Purchaser shall acquire RGB Lasers for RPTV exclusively from the Company, through December 31, 2018. In order to maintain the exclusive supply arrangement, the Purchaser must meet annual minimum purchase requirements equal to the lesser of (A) 900,000 units each year or (B) the number of units representing at least 20% of the worldwide market for laser RPTV light sources.

The Agreement is terminable for certain events, including a delay of 180 days from the agreed project schedule in the performance of the Company’s development obligations.

Item 8.01 Other Events.

On November 30, 2007, 2007, the Company issued a press release which publicly announced the Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.37	Joint Development Agreement dated November 21, 2007 by and between the QPC Lasers, Inc. and Purchaser (*)
99.1	Press Release dated November 30, 2007 entitled “QPC Announces $12 Million Development and Production Order for Laser Television Applications.”
(*)	Confidential Treatment requested as to portions of the Exhibit. Omitted materials filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QPC LASERS, INC.

Dated: November 30, 2007	By:	/s/ George Lintz
George Lintz
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.37	Joint Development Agreement dated November 21, 2007 by and between the QPC Lasers, Inc. and Purchaser (*)
99.1	Press Release dated November 30, 2007 entitled “QPC Announces $12 Million Development and Production Order for Laser Television Applications.”
(*)	Confidential Treatment requested as to portions of the Exhibit. Omitted materials filed separately with the Securities and Exchange Commission.